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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        ARCH COMMUNICATIONS GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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                                  [ARCH LOGO]

                      SUPPLEMENT DATED SEPTEMBER 15, 2000
                   TO PROXY STATEMENT DATED SEPTEMBER 5, 2000

This supplement updates some of the information contained in our proxy statement dated September 5, 2000 and should be read in conjunction with the proxy statement.

RECENT DEVELOPMENTS

     On September 8, 2000 the U. S. bankruptcy court approved PageNet's disclosure statement for use in PageNet's chapter 11 proceeding and scheduled a hearing on confirmation of PageNet's plan of reorganization for October 26, 2000. The Court also dismissed without prejudice a motion to permit Metrocall, Inc. to submit a competing plan of reorganization.

     The plan of reorganization and the merger agreement have been amended to provide that PageNet's senior subordinated noteholders will receive 84,917,844 shares of Arch common stock in the merger and PageNet's stockholders will receive 5,000,000 shares. The total number of shares to be issued to both groups has not changed. PageNet noteholders are expected to hold 48.2% of Arch's common stock following the merger and Arch's exchange offer for its 10 7/8% discount notes, assuming that all outstanding notes are exchanged, and PageNet stockholders are expected to hold 2.9%.

     The plan of reorganization has been further amended to require Arch to seek the consent of its bank lenders to amend its secured credit facility to require a reduction of between $110.0 million and $130.0 million in Arch's outstanding borrowings within one year after the merger takes place. Although Arch expects to fund this reduction in borrowings through sales of assets selected by Arch and acceptable to the banks, or through the issuance of equity securities, no assurance can be given that Arch will do so. A failure to reduce the borrowings would constitute a default under the secured credit facility. A reduction in borrowings funded by asset sales would reduce the combined company's total assets and total indebtedness by approximately $110.0 million to $130.0 million, would reduce annual interest expense by approximately $11.0 million to $13.0 million and would reduce annual amortization expense by approximately $11.0 million to $13.0 million. A reduction in borrowings funded by the issuance of equity securities would reduce total indebtedness by approximately $110.0 million to $130.0 million and would reduce annual interest expense by approximately $11.0 million to $13.0 million.